UNANIMOUS WRITTEN CONSENT

                                       OF

                               BOARD OF DIRECTORS

                                       OF

                            SAN JUAN FINANCIAL, INC.


         The undersigned, being all of the members of the Board of Directors of San Juan Financial, Inc. (the "Corporation"), a Colorado corporation, in accordance with the Colorado Business Corporation Act, without the formality of convening a meeting, do hereby unanimously adopt, approve, and consent to the following resolutions.

         RESOLVED FURTHER, Robert Blair Krueger II, The Krueger Group, LLP, 701 "B" Street, Suite 248, San Diego, California 92101, be and hereby is designated as the Corporation's agent for service and duly authorized to receive communications and notices from the Securities and Exchange Commission (the "SEC") concerning the Registration Statement on Form SB-2 (the "Registration Statement"), the ;powers conferred upon such agent by the Securities Act of 1933, as amended (the "Act"), and the SEC's rules and regulations thereunder.

         RESOLVED FURTHER, that the officers of the Corporation be and hereby are authorized to do all acts and things in connection with or incidental to the public issuance and sale of the Common Stock and the obtaining of proper authority for such issuance and sale under State Laws, including the registration thereof under the securities laws of any jurisdiction or Blue Sky Laws.

         RESOLVED FURTHER, that the officers of the Corporation be and they hereby are authorized and directed to prepare, execute and file such applications, resolutions, covenants, consents to service of process (other than general consents to such service) and other documents as may be necessary or appropriate to obtain the registration or qualification of the Common Stock subject to the Registration Statement, or any portion thereof, under, or to obtain an exemption from the securities or Blue Sky Laws of such jurisdictions of the United States as such officers shall determine, and the Board of Directors hereby adopts the form of any resolutions required by any jurisdiction to be filed in connection with any such application, provided counsel for the Corporation is of the opinion that the adoption of such resolutions are necessary or appropriate and evidences such opinion by instructing the Secretary of the Corporation to insert as an appendix to these resolutions a copy of such resolutions which thereupon shall be deemed to have been adopted by the Board of Directors as a part of these resolutions with the same force and effect as if adopted concurrently herewith.






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         RESOLVED  FURTHER,  that the  officers of the  Corporation  be and they hereby are authorized and directed to register the Common Stock with the SEC under Section 12 of the Securities Exchange Act of 1934, as amended.

         RESOLVED FURTHER, that the officers of the Corporation be and they hereby are authorized to execute, personally or by attorney-in-fact, in the name and on behalf of the Corporation, and to cause to be filed with the SEC, a Registration Statement, in substantially the form of the January 15, 2000 draft thereof, heretofore circulated to each member of the Board of Directors, for registration under the Act, of up to five million (5,000,000) shares of Common Stock, par value $0.0001 per share (the "Common Stock"), proposed to be sold by the certain selling shareholders with any changes or modifications to the Registration Statement as the Authorized Officer, in such officer's discretion, may deem necessary or advisable, such determination to be evidenced conclusively by such officer's execution and causing to be filed with the SEC the Registration Statement in the manner set forth above.

         RESOLVED FURTHER, that the Authorized Officer be and hereby is authorized, empowered and directed for and on behalf of the Corporation to do any and all acts and things necessary or appropriate for the completion of the Registration Statement and the Offering, including but not limited to the preparation and filing on behalf of the Corporation of any amendments or supplements to the Registration Statement, including supplements to the Prospectus forming a part thereof.

         RESOLVED FURTHER, that Silverado Transfer Company of Los Angeles, California (hereinafter referred to as the "Trust Company") be and hereby is appointed Transfer Agent and Registrar of the Common Stock with a par value of one hundredth of a cent ($.0001) per share and purchase warrants of the Corporation.

         RESOLVED FURTHER, that the Trust Company be and hereby is authorized to issue and counter-sign certificates of said stock of this Corporation in such names and for such numbers of shares up to the full amount of such stock which is authorized but unissued and deliver certificates (when counter-signed by the Registrar of the Corporation) as may be directed by resolution of the Board of Directors or by written order of the President or Vice President and Secretary or Assistant Secretary or Treasurer and an opinion of counsel in form and substance satisfactory to it and such other documentation as it may require.

         RESOLVED FURTHER, that the Trust Company be and hereby is authorized to accept for transfer any outstanding certificates of said stock of this Corporation properly endorsed and stamped as required by law, and to issue and counter-sign new certificates for a like number of shares of the same class of stock in place thereof and to deliver such new certificates (when the same shall have been counter-signed by the Registrar).








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         RESOLVED  FURTHER,  that the Trust  Company may use its own judgment in maters affecting its duties hereunder and shall be liable only in its own willful default or negligence, and that this Corporation indemnify and hold harmless the Trust Company for each act done by it in good faith in reliance upon any instrument or stock certificate believed by it to be genuine and to be signed, counter-signed or executed by any person or persons authorized to sign, counter-sign or execute the same.

         RESOLVED FURTHER, that any certificates of the said stock issued and counter-signed by the Trust Company shall bear the actual or facsimile signature of the present or a future President, Vice President and Secretary or Treasurer and the actual or facsimile seal of this Corporation. Should any officer die, resign or be removed from office prior to the issuance of any certificates of stock which bear his signature, the Trust Company may continue, until written notice of the contrary is received, to issue such certificates as and for the stock certificates of this Corporation notwithstanding such death, resignation or removal, and such certificates when issued shall continue to be and to constitute valid certificates of stock of this Corporation.

         RESOLVED FURTHER, that the Trust Company shall issue a new certificate or certificates of said stock in lieu of lost, destroyed or stolen certificate or certificates of such stock upon the order of the Corporation, evidenced by a certified copy of a resolution of the Board of Directors, or written direction of the President or a Vice President and Secretary or Treasurer, and upon the giving of a bond of satisfactory to the Trust Company, protecting it from any loss.

         RESOLVED FURTHER, that the Trust Company is authorized and directed to open and maintain such ledgers and other books and to keep such records as may be required or deemed advisable in the performance of its agency.

         RESOLVED FURTHER, that this appointment and the authorization contained in these resolutions shall cover and include any additional shares of said class of stock which may hereafter be authorized by this Corporation.

         RESOLVED FURTHER, that when certificates of this Corporation's stock shall be presented to it for transfer, the Trust Company is hereby authorized to refuse to transfer the same until it is satisfied that the request to transfer is legally in order, and it shall incur no liability for the refusal, in good faith, to make transfers, which it, in its judgment, deems improper or unauthorized. The Trust Company may rely upon the Uniform Commercial Code in effecting transfers, or delaying or refusing to effect transfers.

         RESOLVED FURTHER, that when the Trust Company deems it expedient it may apply to this Corporation, or counsel for this Corporation, or to its own counsel for instructions and advice; that this Corporation will promptly furnish or will cause its counsel to furnish such instructions and advice, and, for any action taken in accordance with such instructions or advice, or in case such instructions and advice shall not be promptly furnished as required by this resolution, this Corporation will indemnify and hold harmless said Trust Company for any and all liability, including attorney's fees and court costs. The Trust









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Company may, in its discretion,  but shall have no duty to,  prosecute or defend any action or suit arising out of authorizations hereby granted unless this Corporation shall, when requested, furnish it with funds or the equivalent to defray the cost of such prosecution or defense.

         RESOLVED FURTHER, that the Trust Company may deliver from time to time at its discretion, to this Corporation, for safe keeping or disposition by this Corporation in accordance with law, such records accumulated in the performance of its duties as it may deem expedient, and this Corporation assumes all responsibility for any failure thereafter to produce any paper, record or document so returned if, and when, required.

         RESOLVED FURTHER, that the proper officers of this Corporation be and hereby are authorized and directed to deliver to the Trust Company a sufficient supply of blank stock certificates and to renew such supply from time to time upon request of the Transfer Agent and to pay the Trust Company its prevailing fees and reimburse it from disbursements incurred by it when and as the same are billed to this Corporation, which to the extent such fees and disbursements remain unpaid, hereby grants to the Trust Company a lien on the books, records and other property of this Corporation in the custody or possession of the Trust Company.

         RESOLVED FURTHER, that the Trust Company is hereby authorized without any further action on the part of this Corporation to appoint as successor Transfer Agent any Corporation or company which may succeed to the transfer agency business of the Trust Company by merger, consolidation, or otherwise (such Corporation or company being hereafter called the "Successor"): the Successor to have the same authority and appointment contained in this resolution as if this Corporation itself had appointed it Transfer Agent. Such Successor, if and when appointed, shall be the Agent of this Corporation and not an Agent of the Trust Company.

         RESOLVED FURTHER, that the Secretary or Assistant Secretary be and hereby is instructed to certify a copy of these resolutions under the seal of this Corporation and to lodge the same with the Trust Company together with such certified documents, options of counsel, certificates, specimen signatures of officers and information as the Trust Company may require in connection with its duties, and immediately upon any change therein which might affect the Trust Company in its duties, to give the Trust Company a written notice thereof and to furnish such additional certified documents, certificates, specimen signatures of officers and information as the Trust Company may require, it being understood and agreed that the Trust Company shall be fully protected and held harmless for the failure of this Corporation to give proper and sufficient notice of any such change.

         RESOLVED FURTHER, that in connection with the exercise of warrants, if any, the Trust Company shall act as escrow agent for the Corporation. The Trust Company is specifically authorized to accept checks made to the order of the Corporation or the Trust Company on behalf of the Corporation in payment for warrants being exercised and to forward cleared funds to the Corporation or its designated agent on the first and the fifteenth day of each month. The








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Corporation's  escrow  account  with the  Trust  Company  shall be  non-interest bearing. The determination on when funds are deemed cleared shall be the Trust Company's designated commercial depository.

         RESOLVED FURTHER, that the said Trust Company be and herby is authorized and directed to deliver from time to time certain documents as requested or subpoenaed by various regulatory agencies (e.g., the U.S. Securities and Exchange Commission, the Justice Department of the United States, or various State Agencies). All costs shall be borne by the Corporation and copies of these documents, if any, shall be forwarded to the Corporation's counsel.

         RESOLVED FURTHER, that the Trust Company is hereby authorized to notify the Corporation that, when fees charged to the Corporation are in arrears, the carrying charge on its dept should not exceed one and one-half percent (1 1/2%) per month. Such charges will cease upon an agreement between the Corporation and the Trust Company on the date that the parties sign an agreement for the settlement of such funds.

         RESOLVED FURTHER, that each of the officers of this Corporation is authorized, directed, and empowered on behalf of this Corporation to execute any documents and any agreements, or other instruments or supplements thereto, and to do so or to cause to be done all other acts or things such as the officers may, in their discretion, deem necessary or appropriate to carry out the purposes of the foregoing resolutions.

         RESOLVED FURTHER, that the officers of the Corporation be and they hereby are authorized and directed to prepare and execute any and all papers, documents and instruments, in addition to those hereinbefore mentioned, in the name and on behalf of the Corporation, to make any and all payments, to obtain and employ persons whose services may be necessary or desirable in connection with the Offering of the Common Stock and to do and perform, or cause to be done and performed, any and all such other acts and things as such officers, or any of them, may deem necessary or advisable in order to carry out the purpose and intent of the foregoing resolutions.

Dated:  ___________________            ________________________________
                                       Stephen G. Slater
                                       Chairman  of The Board of  Directors,
                                       President and Chief Executive Officer



                                       ________________________________
                                       Troy Fullmer
                                       Secretary and Treasurer


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